UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange act of 1934

Date of report (date of earliest event reported): April 9, 2014

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35900	26-4190792
(State or other jurisdiction of incorporation or organization)	(Commission File Number	(I.R.S. Employer Identification No.)

10835 Road to the Cure, Suite 205

San Diego, California 92121

(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2014, Doug Cole, M.D., a member of the Board of Directors (the “Board”) of Receptos, Inc. (the “Company”), advised the Company that he will not be standing for re-election when his current term expires at the 2014 annual meeting of stockholders. Dr. Cole’s decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 11, 2014, the Board appointed Mary Lynne Hedley, Ph.D. as a director of the Company. Dr. Hedley will serve as a Class I director with a term of office expiring and to be renewed at the 2014 annual meeting of stockholders. Dr. Hedley will also serve as a member of the Board’s Nominating and Corporate Governance Committee. Dr. Hedley has served as president of Tesaro, Inc. and as a member of its Board of Directors since co-founding Tesaro in March 2010. From July 2009 to February 2010, Dr. Hedley served as executive vice president of operations and chief scientific officer of Abraxis BioScience, Inc., a biotechnology company. Dr. Hedley served as executive vice president of Eisai Corporation of North America from January 2008 until July 2009, following Eisai Co. Ltd.’s acquisition of MGI Pharma, Inc. in January 2008. Dr. Hedley served in various positions at MGI Pharma from 2004 through its acquisition in January 2008, most recently as executive vice president and chief scientific officer. Prior to that, Dr. Hedley co-founded and served as the president and chief executive officer of Zycos, Inc., a biotechnology company, which was acquired by MGI Pharma in 2004. Prior to co-founding Zycos, Dr. Hedley completed two consecutive postdoctoral fellowships at Harvard University and earned a B.S. in microbiology from Purdue University and a Ph.D. in Immunology from the University of Texas, Southwestern Medical Center. She also currently sits on the board of Youville Place.

Pursuant to the Board’s standard compensation policy for non-employee directors, Dr. Hedley will receive an annual retainer of $35,000 and an annual fee for service as a member of the Nominating and Corporate Governance Committee of $3,500, and she was granted an option to purchase 18,800 shares of the Company’s common stock at the closing market price of the common stock on the date of her appointment, which vests monthly over three years with vesting acceleration in the event of a change in control (as defined in the Company’s equity incentive plan) during the period of Board service.

The Company issued a press release announcing Dr. Hedley’s appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Receptos, Inc. on April 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014	RECEPTOS, INC.

	By:	/s/ Christian Waage
Christian Waage
Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Receptos, Inc. on April 14, 2014.